AGREEMENT FOR TERMINATION OF LEASE

This Agreement for Termination of Lease (this “Agreement”) is made and entered into as of July 19, 2023, by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company (“Landlord”), and SINGULAR GENOMICS SYSTEMS, INC., a Delaware corporation (“Tenant”), with reference to the following:

RECITALS

i.
Pursuant to that certain Lease Agreement dated as of January 19, 2022 (the “Lease”), Landlord leased to Tenant all of those to-be-constructed laboratory/office buildings referred to as “Building 3” and “Building 4” in San Diego, California (the “Premises”), as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

ii.
The term of the Lease has not yet commenced.

iii.
Subject to the satisfaction of the Contingency (as defined below), Tenant and Landlord desire, subject to the terms and conditions set forth below, to terminate the Lease.

iv.
Landlord’s affiliate and Tenant are parties to a certain Lease Agreement dated as of June 26, 2020 (as amended, the “3010 SPR Lease”), pursuant to which Tenant leases from Landlord’s affiliate certain space in a building located at 3010 Science Park Road, San Diego, California.

v.
Landlord’s affiliate and Tenant are parties to a certain Lease Agreement dated as of November 15, 2019 (as amended, the “3033 SPR Lease”), pursuant to which Tenant leases from Landlord’s affiliate certain space in a building located at 3033 Science Park Road, San Diego, California.

vi.
Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises made herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.
Termination of Lease. Subject to the satisfaction of the Contingency (as defined below), Landlord and Tenant agree to terminate the Lease as of the date that the Contingency is satisfied (the “Termination Date”). The parties hereby agree that this Agreement is expressly conditioned (such condition being the “Contingency”) upon Landlord and a third party tenant (the “New Tenant”) executing a new lease agreement (the “New Lease”) for the entirety of Building 4 and a portion of Building 3 (the “Contemplated Premises”) on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion; provided, however, in the event the New Lease with the New Tenant covers a smaller (or larger) rentable area than the Contemplated Premises, then Landlord shall have the right, in it its sole discretion to declare the Contingency satisfied. In the event the Contingency is not satisfied by September 1, 2023, then this Agreement shall be automatically null and void and of no further force or effect. In order to permit Landlord the opportunity to negotiate the New Lease with the New Tenant, Tenant hereby agrees that Landlord shall be permitted to cease any further planning, designing and construction with respect to the Landlord’s Work contemplated in the Work Letter attached as Exhibit C to the Lease; provided, however, if the Contingency is not satisfied, then Landlord shall again recommence the planning, design and construction with respect to the Landlord’s Work contemplated in the Lease. If the Contingency is not satisfied and Landlord again commences the planning, design and construction of the Landlord’s Work, then Tenant acknowledges that Landlord shall have the right to provide an updated schedule with respect to the completion of the Landlord’s Work and, in connection therewith, unilaterally revise the Target Commencement Date in the Lease (which shall serve to defer any abatement and termination rights set forth in the Lease that are based on the Target Commencement Date).

Provided that the Continency is satisfied and provided further that Tenant is not in default (beyond any applicable cure or grace period) under either the 3010 SPR Lease and/or the 3033 SPR Lease, then Landlord shall, within 10 business days after the date that the Contingency is satisfied, deliver to Tenant funds in the amount of $1,840,388.58 (the “Initial Termination Payment”), as consideration for Tenant’s agreement to accelerate the expiration date of the Term of the Lease as provided in this Agreement. In addition, provided that the Contingency is satisfied and provided further that Tenant is not in default (beyond any applicable cure or grace period) under either the 3010 SPR Lease and/or the 3033 SPR Lease, then Landlord shall, no later than the date that is 135 days after the date that the Contingency is satisfied, deliver to Tenant funds in the amount of $982,619.74 (the “Second Termination Payment”), as further consideration for Tenant’s agreement to accelerate the expiration date of the Term of the Lease as provided in this Agreement.

3.
Base Rent and Security Deposit. Concurrent with the Tenant’s execution of the Lease, Tenant paid to Landlord prepaid Base Rent in the amount of $1,110,596.40 (the “Prepaid Base Rent”) and a Security Deposit in the form of a Letter of Credit in the amount of $1,110,596.40. If the Contingency is satisfied, then within 60 days of the satisfaction of the Contingency, Landlord shall refund to Tenant the Prepaid Base Rent and return the Letter of Credit.

4.
Termination and Surrender. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, as provided in Section 5 hereof, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the termination of the Lease provided for herein.

6.
No Further Obligations. Landlord and Tenant each agree that the other is excused as of the Termination Date from any further obligations under the Lease with respect to the Premises, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease and except as provided for in this Agreement. Nothing herein shall excuse Tenant from its obligations under the Lease, as modified by this Agreement, prior to the Termination Date.

7.
Release of Liability. As of the Termination Date, Tenant releases and exculpates Landlord from any liability arising from the Lease with respect to the Premises. Tenant acknowledges that this release and waiver are an essential and material term of this Agreement, without which Landlord would not become a party to this Agreement.

9.
Acknowledgment. Tenant acknowledges that it has read the provisions of this Agreement, understands them, and is bound by them. Time is of the essence in this Agreement.

10.
No Assignment. Tenant represents and warrants that Tenant has not assigned, mortgaged, subleased, pledged, encumbered or otherwise transferred any interest in the Lease and that Tenant holds the interest in the Premises as set forth in the Lease as of the date of this Agreement.

11.
No Modification. This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be signed in counterparts which taken together shall constitute one agreement binding upon the parties.

12.
Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

13.
Attorneys’ Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party. Each party shall be responsible for its own costs and legal fees in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

14.
Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

15.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

SINGULAR GENOMICS SYSTEMS, INC.,

a Delaware corporation

By: Name: Dalen Meeter Its: CFO

[X] I hereby certify that the signature, name,

and title above are my signature, name and title

LANDLORD:

ARE-10933 NORTH TORREY PINES, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation,

managing member

By: Name: Gary Dean

Its: Executive Vice President – Real Estate Legal Affairs

[X] I hereby certify that the signature, name,

and title above are my signature, name and title